UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12

INTEL CORPORATION (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your **Vote** Counts!

INTEL CORPORATION

2022 Annual Meeting

Vote by May 11, 2022 11:59 PM ET.

For shares held in a Plan, vote by May 9, 2022 11:59 PM ET.

intel.

INTEL CORPORATION
ATTN: INVESTOR RELATIONS
2200 MISSION COLLEGE BLVD.
SANTA CLARA, CA 95054

D71892-P70335-Z82110

You invested in INTEL CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholders' meeting to be held on May 12, 2022.**

Get informed before you vote

View the Notice of 2022 Annual Stockholders' Meeting and Proxy Statement and the 2021 Annual Report on Form 10-K online OR you can receive a free paper or email copy of proxy materials by requesting prior to April 28, 2022. If you would like to request a paper or email copy of the proxy materials or materials for future stockholders' meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. There is no charge to you for requesting a copy. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 12, 2022
8:30 a.m. PT

Virtually at:
www.virtualshareholdermeeting.com/Intel22

*The company will be hosting the meeting live via the Internet this year at the website address above. Please check the proxy materials for instructions on how to access the meeting.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.proxyvote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors	
Nominees:	
1a. Patrick P. Gelsinger	For
1b. James J. Goetz	For
1c. Andrea J. Goldsmith	For
1d. Alyssa H. Henry	For
1e. Omar Ishrak	For
1f. Risa Lavizzo-Mourey	For
1g. Tsu-Jae King Liu	For
1h. Gregory D. Smith	For
1i. Dion J. Weisler	For
1j. Frank D. Yeary	For
2. Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for 2022.	For
3. Advisory vote to approve executive compensation of our listed officers.	For
4. Approval of amendment and restatement of the 2006 Equity Incentive Plan.	For
5. Stockholder proposal requesting amendment to the company's stockholder special meeting right, if properly presented at the meeting.	Against
6. Stockholder proposal requesting a third-party audit and report on whether written policies or unwritten norms at the company reinforce racism in company culture, if properly presented at the meeting.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D71893-P70335-Z82110

This week Intel published its 2021 Annual Report and 2022 Proxy Statement in preparation for the company’s 2022 Annual Stockholders’ Meeting.
100% virtual
This year’s meeting will take place on May 12, 2022 at 8:30 a.m. Pacific Time and will be hosted virtually. Here’s how you can attend.
Summary of proxy proposals
All Intel stockholders as of the record date (March 18, 2022), including Intel employees who own shares of stock, have the right to vote on proposals outlined in the proxy before the stockholders’ meeting. The proxy asks stockholders to vote on the following proposals:
1.Elect the 10 nominees to the Board of Directors named in the proxy statement. (See Proxy page 16 for details. Intel’s Board recommends a vote “FOR” each nominee)
2.Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022 (See Proxy page 59 for details. Intel’s Board recommends a vote “FOR.”)
3.Advisory vote to approve executive compensation of our listed officers (See Proxy page 64 for details. Intel’s Board recommends a vote “FOR.”)
4.Approval of amendment and restatement of the 2006 Equity Incentive Plan (See Proxy page 110 for details. Intel’s Board recommends a vote “FOR.”)
5.Stockholder proposal requesting amendment to the company’s stockholder special meeting right, if properly presented at the meeting (See Proxy page 120 for details. Intel’s Board recommends a vote “AGAINST.”)
6.Stockholder proposal requesting a third-party audit and report on whether written policies or unwritten norms at the company reinforce racism in company culture, if properly presented at the meeting (See Proxy page 122 for details. Intel’s Board recommends a vote “AGAINST.”)

Additional proxy information
For questions related to material in the Proxy Statement, Intel’s responses will be limited to content in the Proxy Statement itself to adhere to U.S. Securities Exchange Commission rules. Jump to the following sections of the Proxy:
▪Letter from Your Chairman
▪Board of Directors Matters
▪Corporate Governance Matters
▪Audit Committee Matters
▪Listed Officer Compensation Matters
▪Additional Compensation Matters
▪Stockholder Proposals
▪Additional Meeting Information
▪Other Matters
Understanding the voting process
Starting today, you’ll receive voting information along with the 2022 Proxy Statement from Broadridge, Intel’s proxy mailing agent. The proxy statement, annual report, and voting information are delivered by email or U.S. mail, according to your instructions. This information outlines the voting deadlines and explains how to submit your votes. You may receive multiple sets of voting information if you hold Intel stock in multiple accounts, so votes should be submitted for each set of voting information received.
More information
Companies hold formal annual meetings of stockholders to elect directors and to vote on other items on the agenda. A proxy statement describes the proposals presented to the stockholders for their vote and includes information on how to vote.
Intel has approximately three million stockholders. Most stockholders vote on the proposals before the meeting. For each share of stock owned, stockholders get:
▪One vote for each of the directors being elected. There are 10 directors nominated in 2022, so you’ll get 10 votes, one for each director nominee; and
▪One vote on each of the other proposals on the agenda.
Questions?
For questions about submitting your vote or viewing the online versions of the Annual Report and Proxy Statement, contact Intel Investor Relations for assistance.